33555350.5 EMPLOYMENT AGREEMENT This Employment Agreement (“Agreement”), dated as of Feb 8, 2022 (the “Effective Date”), is entered into between Pagaya Technologies US LLC, a Delaware limited liability company having a place of business at 90 Park Avenue, New York, NY (the “Company”), and Ashok Vaswani, having a home address at 77 Park Avenue, New York, NY 10016 (“Employee”). The Company and Employee shall collectively be referred to as the “Parties.” WHEREAS, the Parties desire to memorialize the terms and conditions of Employee’s employment with the Company under this Agreement as of the Effective Date; and WHEREAS, Employee is willing to accept the terms and conditions of employment as set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Company and Employee hereby agree as follows: ARTICLE I POSITION DUTIES AND RESPONSIBILITIES 1.01. Start Date. Employee’s employment with the Company shall begin on such date as is mutually agreed-upon by the Parties, provided that is shall be no later than July 5, 2022 (the “Start Date”). 1.02. Position, Duties and Authority. Employee shall serve as the President of the Company and shall report to and have such responsibilities, duties and authority as may, from time to time, be assigned by the Company’s Chief Executive Officer (the “CEO”). During his employment, Employee shall devote all of Employee’s business time, attention, skill and efforts full-time to the business and affairs of the Company and the promotion of its interests. Notwithstanding the foregoing, Employee may engage in charitable, educational, religious, civic and similar types of activities, and, with advance written approval from the CEO, serve on governing boards, as long as such activities are in a reasonable capacity and do not inhibit or prohibit the performance of Employee’s duties hereunder or inhibit or conflict with the business of the Company. The Company hereby grants written approval of Employee’s current directorship of the London Stock Exchange Group. Employee’s principal base of operation for the performance of Employee’s duties shall be the Company’s New York office. Employee agrees to comply fully with all of the Company’s lawful employee policies and procedures, as may be amended from time to time in the Company’s discretion. ARTICLE II COMPENSATION AND EXPENSES 2.01. Compensation. For all services rendered by Employee in any capacity during employment, Employee shall be compensated as follows: (A) Salary. The Company shall pay to Employee an annual salary of $650,000 (the “Base Salary”). Employee’s Base Salary shall be subject to periodic review by the CEO or the Company’s Board of Directors (the “Board”). The Base Salary will be paid, less payroll DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -2- deductions and required withholding taxes, in accordance with the Company’s standard payroll procedures. (B) CY 2022 Bonus. Provided Employee is not terminated for Cause or does not resign without Good Reason, as defined in Article III below, Employee shall receive a $600,000 bonus for calendar year 2022, to be prorated (i.e., proportionally reduced to correspond) to Employee’s Start Date in 2022 (the “CY 2022 Bonus”); provided that if the Company terminates Employee’s employment without Cause or if Employee resigns for Good Reason during CY 2022, he shall be entitled to a portion of the CY 2022 Bonus in the amount prorated to Employee’s cessation of employment date. Subject to the foregoing terms, the CY 2022 Bonus shall be payable at the same time and in the same manner as other annual and discretionary bonus payments to be made to C- suite executives of the Company; provided that if Employee is entitled to a prorated CY 2022 Bonus following a termination of employment, such prorated CY 2022 Bonus shall be paid no later than March 15 of the calendar year immediately following the calendar year in which the termination of employment occurs. (C) Bonus. Beginning CY 2023, Employee shall be eligible for an annual cash bonus (the “Bonus”), based on Employee’s individual performance and Company performance metrics, in accordance with and subject to the terms (including as to the timing of payment(s)) of any annual bonus plan that shall be implemented by the Company for C-suite executives of the Company. The target amount of such bonus shall be no less than $600,000 annually, and the performance metrics for which shall be mutually agreed upon in writing. If employment terminates by the Company without Cause or by Employee for Good Reason during any calendar year after 2022, Employee shall be entitled to a portion of the Bonus for such year in the amount prorated to Employee’s cessation of employment date. Subject to the foregoing terms, the Bonus shall be payable at the same time and in the same manner as other annual and discretionary bonus payments to be made to C-suite executives of the Company; provided that if Employee is entitled to a prorated Bonus following a termination of employment, such Bonus shall be paid no later than March 15 of the calendar year immediately following the calendar year in which the termination of employment occurs. (D) Benefits. During Employee’s employment, Employee shall be entitled to participate in the benefit plans and programs (if any) that the Company generally maintains from time to time during Employee’s employment for the benefit of its C-suite executives, in each case subject to the eligibility requirements and other terms and provisions of such plans or programs. Any time off from work must be coordinated between Employee and the CEO. Subject to applicable law, the Company may amend, modify or rescind any employee benefit plan or program from time to time, including but not limited to changing contribution amounts to benefit costs for its C-suite executives, including Employee, in its sole discretion. (E) Flexible Vacation. Employee is entitled to take flexible vacation time, consistent with the Company’s Flexible Vacation Policy, which will be provided to Employee under separate cover. Instead of accruing vacation time during employment, Employee may take vacation time as needed or desired, using his discretion to do so at reasonable times and in reasonable intervals consistent with the Company’s then ongoing business needs. As flexible vacation time does not accrue, it may not be “carried over” from one year into the next, and Employee will not have any DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -3- accrued, unused vacation balance to be paid upon the termination of his employment (for any reason). (F) Equity. As of the Start Date, Employee shall be granted an option (the “Option”) to purchase shares of Pagaya Technologies Ltd. with a fair market value of $23,000,000 as of the Start Date (computed using a method determined in accordance with Company policy). The Option will be treated as an “incentive stock option” to the extent permitted by the Internal Revenue Code. The Option shall be subject to a 4-year vesting schedule, and shall vest quarterly in equal installments. The Option shall be granted pursuant to and subject to the terms of the applicable equity plan, Board approval and an award agreement provided to Employee at the time of the grant. The per share exercise price of the Option will be equal to 100% of the fair market value of a share of ordinary shares of Pagaya Technologies Ltd. as of the date of grant, as determined by the Board of Directors in compliance with Section 409A of the Internal Revenue Code of 1986, as amended. In the event that Employee’s employment is terminated by either Employee or the Company for any reason, the portion of the Option that is unvested as of the date of termination shall terminate and be forfeited with no acceleration of any vesting and no compensation for such unvested portion due to the Employee. 2.02. Expenses. Employee shall receive reimbursement from the Company for all reasonable out-of-pocket expenses incurred by Employee during employment in connection with the performance of Employee’s duties and obligations under this Agreement (including his reasonable travel, lodging and meal expenses to commute to the Company’s New York office), according to the Company’s annual budget, expense account and/or reimbursement policies in place from time to time and provided that Employee shall submit reasonable documentation with respect to each such expenses. ARTICLE III TERMINATION 3.01. At-Will Employment. Employee understands and acknowledges that his employment shall be on an at-will basis, meaning that Employee or the Company may terminate the employment relationship at any time, for any reason, with or without notice. 3.02. Termination without Cause or for Good Reason. Unless the Company has adopted a written severance plan applicable to C-suite executives that contains substantially the same definitions of “Cause” and “Good Reason,” in which case such severance plan (and not this Agreement) shall control, should the Company terminate Employee’s employment without Cause or should Employee resign for Good Reason Employee shall receive the following separation benefits subject to the terms and conditions set forth herein: (A) Provided the terms and conditions in Article 3.02(B) are fully satisfied, the Company shall continue to pay Employee’s Base Salary in accordance with the Company’s normal payroll practices for a period of six (6) months following Employee’s date of termination. (B) The payments described in Article 3.02(A) are in lieu of, and not in addition to, any other severance arrangement maintained by the Company or any of its affiliates. The payments described in Article 3.02(A) are conditioned on: (a) Employee’s execution and delivery to the DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -4- Company and the expiration of all applicable statutory revocation periods, no later than by the 30th day following Employee’s cessation of employment, of a general release of claims in a form acceptable to the Company (the “Release”); and (b) Employee’s continued compliance with the provisions of the Release, and the Articles IV and V of this Agreement. The payments described in Article 3.02(A) will begin to be paid as soon as practicable after the Release is executed and all revocation periods have expired unexercised; provided that the first payment shall include all amounts that would have been paid prior to such first payment if the Release had been irrevocable on Employee’s termination date; and provided, further, that to the extent required by Section 409A of the Code, if the 30-day release period begins in one taxable year and ends in a second taxable year, all payments that would have otherwise been made in such first taxable year shall be paid in a lump sum within five (5) business days after the beginning of such second taxable year, with all remaining payments to be provided as if no such delay had occurred. (C) For purposes of this Agreement, (i) “Cause” means the occurrence of any of the following: (i) Employee’s commission or conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (ii) Employee’s engagement in theft, embezzlement or fraud; (iii) Employee’s engagement in conduct that constitutes gross negligence, fraud or willful misconduct with respect to Employee’s duties hereunder to the Company or its affiliates, or engagement in any material conduct that brings the Company into disrepute; (iv) Employee’s breach of any fiduciary duty to the Company; or (vi) Employee’s material breach of this Agreement. Before the Company may terminate the employment of Employee for Cause under (vi), the Company must provide written notice to Employee of the existence of the circumstances providing grounds for termination for Cause within ninety (90) days of the initial existence of such grounds and Employee must have thirty (30) days from the date on which such notice is provided to cure such circumstances. (ii) “Good Reason” means the occurrence of any of the following, without the consent of Employee: (x) a material reduction of Employee’s Base Salary, benefits, or CY 2022 Bonus; (y) a material reduction or change in job duties, responsibilities and requirements inconsistent with Employee’s position with the Company, change in Employee’s reporting structure such that he no longer reports to the CEO of the Company, or change of more than fifty (50) miles in the geographic location of the base from which Employee must perform services under this Agreement; or (z) a material breach of this Agreement by the Company. Before Employee may resign for Good Reason under (z), he must provide written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within ninety (90) days of the initial existence of such grounds and the Company must have thirty (30) days from the date on which such notice is provided to cure such circumstances. 3.03 Notwithstanding any other provision of this Agreement, regardless of the reason Employee’s employment ends or is terminated, the Company shall pay Employee his Base Salary and any accrued benefits, and reimburse his reasonable business expenses through the effective employment cessation date. 3.04 Notwithstanding any other provision of this Agreement, in the event the Company establishes a written severance plan that applies to all C-suite executives and contains substantially DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -5- the same definitions of “Cause” and “Good Reason,” then such severance plan (and not anything in this Agreement) shall fully supersede the terms of Section 3.02 herein, and shall control the terms and conditions of Employee’s severance. ARTICLE IV CONFIDENTIALITY, NON-COMPETITION, NON- SOLICITATION AND OTHER COVENANTS 4.01. Confidentiality. During the course of employment, Employee will be provided with access to Confidential Information relating to the Company and/or its parents, subsidiaries and affiliates, its business, potential business, and the business and information of its clients and customers. “Confidential Information” includes all non-public information that relates to the actual or anticipated business or research and development of the Company and/or its parents, subsidiaries and affiliates, technical data, trade secrets, know-how, show-how, theories, technical, operating, financial, and other business information, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, product plans or other information regarding Company’s products or services and markets, clients and customers (including clients and customers of the Company on whom you called or with whom you became acquainted during the term of your employment), information regarding source codes, software programs, computer systems, concepts, creations, costs, plans, materials, enhancements, research, specifications, works of authorship, techniques, documentation, models and systems, sales and pricing techniques, inventions, processes, formulas, technology, designs, inventions, discoveries, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, plans, proposals, price lists, product development, project procedures, marketing, finances or other business information. Confidential Information does not include information that (i) is generally available to the public or generally known in the industries or sectors in which the Company participates, other than information which has become generally available as a result of Employee’s direct or indirect act or omission in violation of this Agreement or any other obligation to the Company or that Employee knows has become generally available or known due to the breach of any obligation to the Company by any third-party; (ii) Employee possesses prior to the date of this Agreement; or (iii) Employee learns from a third party not bound by confidentiality to the Company. With respect to Confidential Information of the Company, its parents, subsidiaries and affiliates, and its clients and customers: (A) Employee will use Confidential Information only in the performance of Employee’s duties for the Company. Employee will not use Confidential Information at any time (during or after Employee’s employment with the Company) for Employee’s personal benefit, for the benefit of any other individual or entity, or in any manner adverse to the interests of the Company and its clients and customers except to the extent permitted by applicable law; (B) Employee will not disclose Confidential Information at any time (during or after Employee’s employment with the Company) except to authorized Company personnel, unless the Company consents in advance in writing or unless the Confidential Information indisputably becomes of public knowledge or enters the public domain (other than through Employee’s direct or indirect act or omission) or as authorized by a court or regulatory agency; DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -6- (C) Employee will safeguard the Confidential Information by all reasonable steps and abide by all policies and procedures of the Company in effect from time to time regarding storage, copying, destroying, and handling of documents; and (D) Employee will return or destroy all materials, models, software, prototypes and the like containing and/or relating to Confidential Information, together with all other property of the Company and its clients and customers, to the Company when Employee’s employment relationship with the Company terminates or otherwise on demand and, at that time Employee will certify to the Company, in writing and under oath, that to the best of Employee’s knowledge, Employee has complied with this requirement. Employee shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, databases, diskettes, or other documents or electronically stored information of any kind relating in any way to the business, potential business or affairs of the Company and its clients and customers. (E) Employee acknowledges receipt of the following notice under the Defend Trade Secrets Act: An individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret if he/she (i) makes such disclosure in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) such disclosure was made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. 4.02. Representations and Warranties; Obligations to Other Persons. Employee represents and warrants the following to the Company, each of which is a material inducement to the Company’s willingness to enter into this Agreement: (i) Employee is not a party to or bound by any employment agreement, restrictive covenant, non-compete restriction, non-solicitation restriction, and/or confidentiality or non-disclosure agreement with any other person, business or entity, or any agreement or contract requiring Employee to assign inventions to another party (each, a “Restrictive Agreement”), and Employee has conducted a thorough review of any and all agreements Employee may have entered into with any current or former employer or any other relevant party to ensure that this representation and warranty is correct; (ii) Employee further represents and warrants that no Restrictive Agreement prohibits, restricts, limits or otherwise affects Employee’s employment with the Company or ability to perform any of Employee’s duties or responsibilities for the Company as contemplated herein; (iii) Employee has not made any material misrepresentation or omission in the course of Employee’s communications with the Company regarding the Restrictive Agreements or other obligations to any current or former employer; and (iv) Employee has not, directly or indirectly, removed, downloaded, or copied any confidential or proprietary information or records of any current or former employer without the express written consent of an authorized representative of such entity, and will not use or possess, as of the date Employee begins employment and during Employee’s employment with the Company, any confidential or proprietary information or records of any current or former employer, whether in hard copy or electronic form, including, but not limited to, documents, files, disks, or other materials, all of which Employee is prohibited from using in connection with Employee’s employment with the Company. DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -7- 4.03. Covenants Against Competition and Solicitation. (A) Non-Competition. Employee acknowledges and understands that, Employee’s position with the Company affords Employee extensive access to Confidential Information of the Company. Employee therefore agrees that during the course of Employee’s employment with the Company and for six (6) months after termination of Employee’s employment with the Company by the Company for Cause or by Employee without Good Reason (collectively, “Restricted Period”), Employee shall not anywhere within the United States of America or any other country in which the Company then conducts or actively works to conduct business, either directly or indirectly, as an owner, stockholder, member, partner, joint venturer, officer, consultant, independent contractor, agent or executive, engage in or perform any services in a capacity that is substantially similar to that which Employee performed for the Company, for or on behalf of, any business or other enterprise which is engaged in or is seeking to engage in a Competitive Business. As used in this Agreement, “Competitive Business” shall mean any business, enterprise, entity or person providing products or services that are substantially similar to or that may be used in substitution for those products or services developed, marketed, or otherwise provided by, or actively being developed, marketed, or otherwise provided by the Company, or its parents, subsidiaries or affiliates, provided that a Competitive Business shall not include a multi-strategy fund that invests in consumer credit so long as such investments do not represent greater than 25% of the fund’s assets. Notwithstanding the foregoing, nothing in this Agreement shall limit Employee’s ability to serve on a listed company board after the termination of his employment, or to continue to serve on the board(s) on which he serves during or after his employment. (B) Non-Solicitation. Employee further agrees that, during the Restricted Period, Employee shall not, directly or indirectly, either on Employee’s own behalf or on behalf of any other individual or commercial enterprise: (i) solicit or transact any business with or assist any third party in soliciting or transacting any business with (a) any Customer or Client of the Company, (b) any Prospective Customer or Client of the Company, or (c) any individual or entity who or which was within the most recent twelve (12) month period a Customer or Client of Company, for the purpose of inducing such Customer or Client or Potential Customer or Client to be connected to or benefit from any Competitive Business or to terminate its or their business relationship with the Company; (ii) solicit, induce or assist any third party in soliciting or inducing any individual or entity who is then, or was at any time within the preceding twelve (12) month period, an employee, consultant, independent contractor or agent of Company to leave the employment of the Company or cease performing services for the Company; (iii) hire or engage or assist any third party in hiring or engaging, any individual or entity that is, or was at any time within the preceding twelve (12) months, an employee, consultant, independent contractor or agent of the Company, or (iv) solicit, induce or assist any third party in soliciting or inducing any other person or entity (including, without limitation, any third-party service provider or distributor) to terminate its relationship with the Company or otherwise interfere with any such relationship. For purposes of this subsection (B): (x) a “Customer or Client” is any customer or client of the Company or any of its parents, affiliates or subsidiaries with whom or which Employee had contact (or for whose relationship with Company or any of its parents, affiliates or subsidiaries Employee was responsible) during Employee’s employment with the Company; and (y) a “Prospective Customer or Client” is any individual or entity with respect to whom or which the Company was engaged in a solicitation at any time during the twelve (12) months preceding the termination of DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -8- Employee’s employment with the Company and in which solicitation Employee was in any way involved, or about whom or which Employee had access to Confidential Information. 4.04. Non-Disparagement. Employee agrees not to, at any time (both during any after Employee’s employment with the Company), disparage the business or reputation of the Company, its clients and customers and its or their respective officers, directors, agents or employees. Nothing in this Agreement is intended to prevent Employee from providing truthful information to the extent required by law or as requested by any regulatory or self-regulatory organization. 4.05. Cooperation with Investigations/Litigation. Employee agrees, upon the Company’s request, to reasonably cooperate (at Company’s expense) both during and after Employee’s employment with the Company in any the Company investigation, litigation, arbitration, or regulatory proceeding regarding events that occurred during Employee’s tenure with the Company. Employee will make himself reasonably available to consult with the Company’s counsel, to provide information, and (to the extent requested) to appear to give truthful testimony. The Company will reimburse Employee for reasonable out-of-pocket meal and travel expenses Employee incurs in extending such cooperation, so long as Employee provides advance written notice of Employee’s request for reimbursement and provides satisfactory documentation of the expenses and provided that the Company shall have no obligation to reimburse Employee for any attorney’s fees or related costs incurred in providing cooperation pursuant to this Section, other than coverage under the Company’s Directors and Officers insurance, to the extent applicable. 4.06. Reasonable Restrictions/Damages Inadequate Remedy. The Parties to this agreement acknowledge that the restrictions contained in this Article IV and Article V below are reasonable and necessary to protect the legitimate business interests of the Company and that any breach by Employee of any provision contained such Articles shall result in immediate irreparable injury to the Company for which a remedy at law would be inadequate. Accordingly, the Company shall be entitled to seek temporary or permanent injunctive or other equitable relief (without being obligated to post a bond or other collateral) in the event of any breach or threatened breach of the provisions of this Article IV or Article V, in addition to any other remedy that may be available whether at law or in equity. 4.07. Tolling. In the event of a breach or violation of Employee of Article 4.03(A) or 4.03(B) of this Agreement, the Restricted Period shall be tolled (retroactive to the date such breach commenced), until such breach or violation has been duly cured. 4.08. Separate Covenants. In the event that any court of competent jurisdiction shall determine that any one or more of the provisions contained in this Article IV or Article V shall be unenforceable in any respect, then such provision shall be deemed modified, limited and restricted to the extent that the court shall deem the provision to be enforceable. It is the intention of the Parties that the covenants and restrictions in this Article IV or Article V be given the broadest interpretation permitted by law. The invalidity or unenforceability of any provision of this Article IV or Article V shall not affect the validity or enforceability of any other provision hereof. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Article IV or Article V, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -9- Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding. ARTICLE V OWNERSHIP OF PROPRIETARY RIGHTS 5.01. Proprietary Rights. For the purposes of this Agreement, “Proprietary Rights” shall mean all right, title and interest (including any copyrights, patent rights, trademarks, servicemarks and trade names) in and to, or associated with, or arising from, any and all notes, data, reference materials, sketches, drawings, memoranda, documentation, and any and all work product conceived, created, reduced to any medium of expression and/or produced as part of the activities of Employee for the Company, including all written, graphical, pictorial, visual, audio, and audiovisual elements relating thereto, software code or records in any way incorporating or reflecting any Confidential Information and any original works of authorship, derivative works, inventions, developments, concepts, know-how, improvements, trade secrets or ideas, whether or not fixed in a tangible medium of expression, that are conceived or developed in whole or in part by Employee alone or in conjunction with others, whether or not conceived or developed during regular working hours by, or in association with, the Company that are made through the use of any Confidential Information or any of the Company’s equipment, facilities, supplies, or trade secrets, or that relate to the Company’s business or the Company’s actual or demonstrably anticipated research and development, or that result from any work performed by Employee for the Company. 5.02. Ownership of Proprietary Rights. Employee covenants and agrees with the Company that all Proprietary Rights shall belong exclusively to the Company, and Employee agrees to assign and hereby assigns to the Company, all rights, title and interest throughout the world in and to all Proprietary Rights. Employee agrees to promptly make full disclosure to the Company, and will hold in trust for the sole right and benefit of the Company, all Proprietary Rights. Employee agrees that, upon request of the Company and without any separate remuneration or compensation, Employee shall take such action as requested by the Company to vest in the Company all right, title and interest in and to all such Proprietary Rights. Without limiting the foregoing, Employee further agrees that for any original works of authorship created by Employee, the Company shall be deemed the author thereof under the United States Copyright Act; provided, however, that in the event and to the extent such works do not to constitute “works made for hire” as a matter of law, Employee agrees to irrevocably assign and transfer, and hereby irrevocably assigns and transfers to the Company, all right, title and interest in and to such works, including but not limited to copyrights. 5.03. Maintenance of Records. Employee covenants and agrees to take commercially reasonable measures to assist the Company so that it may keep and maintain adequate and current written records, if any, of all inventions and works of authorship made by Employee (solely or jointly with others) during the term of Employee’s relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. Employee agrees not to remove such records from the Company’s place of business except as expressly permitted by the Company policy, which may, from time to time, be revised at the sole election of the Company. Employee agrees to return all DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -10- such records, if any, (including any copies thereof) to the Company at the time of termination of services with the Company. 5.04. Recordation of Proprietary Rights. Employee covenants and agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s, or its designee’s, rights in Proprietary Rights in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordation, and all other instruments that the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee and any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Proprietary Rights. Employee further agrees that the obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company or its designee is unable because of Employee’s mental or physical incapacity or unavailability or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents, copyrights, or other registrations covering Proprietary Rights assigned or to be assigned to the Company or its designee as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by Employee. Employee hereby waives and irrevocably quitclaims to the Company or its designee any and all claims, of any nature whatsoever, that Employee now or hereafter has for infringement of any and all proprietary rights assigned to the Company or such designee. 5.05. Exclusions. The foregoing provisions regarding the Company’s ownership of Proprietary Rights and Employee’s assignment provisions do not apply to any invention that Employee developed entirely on Employee’s own time and without using the Company’s equipment, supplies, facilities or trade secret information, except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company’s business or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Employee for the Company. ARTICLE VI MISCELLANEOUS 6.01. Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of the Company and its successors and assigns (including, without limitation, the purchaser of all or substantially all of its assets) and shall be binding upon the Company and its successors and assigns. This Agreement shall also inure to the benefit of and be binding upon Employee and Employee’s heirs, administrators, executors and assigns. Employee may not assign or delegate Employee’s duties under this Agreement, without the prior written consent of the Company. DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -11- 6.02. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given (A) on the date delivered if personally delivered, (B) upon receipt by the receiving party of any notice sent by registered or certified mail (first-class mail, postage pre-paid, return receipt requested) or (C) on the date targeted for delivery if delivered by nationally recognized overnight courier or similar courier service, in each case addressed to the Company or Employee, as the case may be, at the respective addresses indicated in the caption of this Agreement or such other address as either party may in the future specify in writing to the other. 6.03. Section 409A Compliance. All payments under this Agreement are intended to comply with or be exempt from the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”). As used in this Agreement, the “Code” means the Internal Revenue Code of 1986, as amended. Notwithstanding anything in this Agreement to the contrary, all payments of “nonqualified deferred compensation” within the meaning of Section 409A may only be made upon an event and in a manner that complies with Section 409A or an applicable exception. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” as defined in Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of payment of any “nonqualified deferred compensation” within the meaning of Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Employee under Section 409A or damages for failing to comply with Section 409A. Notwithstanding anything in this Agreement to the contrary, if any payment or benefit provided to Employee in connection with Employee’s termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Employee is determined to be a “specified employee” as defined in Code Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date following the six-month anniversary of Employee’s termination date or, if earlier, on Employee’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date and interest on such amounts calculated based on the applicable federal rate published by the Internal Revenue Service for the month in which Employee’s separation from service occurs shall be paid to Employee in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. 6.04. Entire Agreement; Governing Law. (A) This Agreement contains the entire agreement of the Parties hereto with respect to Employee’s employment and conditions of Employee’s employment during Employee’s employment and activities following termination of this Agreement and supersedes any and all prior or contemporaneous agreements and understandings whether written or oral, between the Parties with respect to the subject matter of this Agreement. This Agreement may not be changed DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -12- or modified except by an instrument in writing, signed by Employee and an authorized representative of the Company. 6.05. No Waiver. The waiver by other party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof. 6.06. Headings. The Article and Section headings in this Agreement are for the convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. 6.07. Governing Law; Jurisdiction. Any and all actions or controversies arising out of or relating to this Agreement or Employee’s employment, including, without limitation, tort claims, shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to the choice of law principles thereof. Subject to Section 6.08 below, any and all actions arising out of this Agreement or Employee’s employment by the Company or termination therefrom shall be brought and heard in the state and federal courts of the State of New York located in New York County and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts. SUBJECT TO APPLICABLE LAW, THE COMPANY AND EMPLOYEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY. 6.08. Arbitration. All disputes, claims, or controversies arising out of or relating in any way to Employee’s employment with the Company or any of its parents, affiliates or subsidiaries, the termination thereof, and/or this Agreement, including but not limited to those concerning discrimination, retaliation and all other statutory claims, shall be finally settled by confidential binding arbitration before a single arbitrator selected by the express mutual agreement of Employee and the Company, or in the absence of such agreement a single arbitrator selected in accordance with the Employment Arbitration Rules and Mediation Procedures (the “Rules”) of the American Arbitration Association (the “AAA”). Notwithstanding the foregoing, this agreement to arbitrate shall not apply to claims by Employee or the Company for injunctive or other equitable relief to enforce or otherwise arising under Article IV or V of this Agreement, which shall be decided in a court of competent jurisdiction in accordance with Article 6.07 above. Any arbitration hereunder shall be conducted before the AAA pursuant to the Rules then in effect. The Rules are available online at www.adr.org, or upon request to the Company. The Company shall bear the cost of the Arbitrator’s fees and filing fees. Any arbitration commenced by either party shall be held in New York, New York. The requirement to arbitrate does not apply to the filing of an employment related claim, dispute or controversy with a federal, state or local administrative agency. However, to the extent permitted under applicable law as of the time of the dispute, Employee understands that by entering into this Agreement, Employee is waiving Employee’s right to have a court and a jury determine Employee’s rights, including under federal, state and local statutes prohibiting employment discrimination, including sexual harassment and discrimination on the basis of age, sex, race, color, religion, national origin, disability, veteran status or any other factor prohibited by governing law, as well as retaliation. The decision of the Arbitrator shall contain findings of fact and conclusions of law, shall be final and binding, and shall not be appealable upon any grounds other than as permitted pursuant to the Federal DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -13- Arbitration Act. The Arbitrator shall be governed by applicable federal, state, and/or local law and jurisdictionally limited to awarding relief that may be awarded in a court of law, except that the Arbitrator’s award, in the Arbitrator’s discretion, may include an award of reasonable attorney’s fees and costs to the prevailing party. The Arbitrator shall have the power to summarily adjudicate claims and/or enter summary judgment in appropriate cases. Judgment on the award may be entered, confirmed and enforced in any court of competent jurisdiction. There shall be no right or authority for any disputes, claims or controversies to be arbitrated on a class action or collective action basis or together with the claim of any other person. 6.09. Representation by Counsel. Employee acknowledges, represents and agrees that Employee has been represented by counsel with respect to the negotiation of the provisions of this Agreement. Employee has read and understands the terms of this Agreement and is entering into this Agreement freely and voluntarily. 6.10. Withholdings and Deductions. All payments to Employee hereunder shall be subject to such withholding taxes and other employee deductions as may be required by law. 6.11. Counterparts. This Agreement may be executed in one more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. 6.12. Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take all other actions, as may be reasonably necessary or desirable in order to perform Employee’s or the Company’s obligations under this Agreement. 6.13. Survival. The Parties acknowledge and agree that the terms and conditions of Articles IV and V shall survive the termination of this Agreement and Employee’s employment hereunder. [Signature Page Follows] DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372

33555350.5 -14- IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date first written above. COMPANY: Pagaya Technologies US LLC BY:________________________________ Name: Tami Rosen Title: Chief People Officer EMPLOYEE: Ashok Vaswani DocuSign Envelope ID: 29BA557E-088A-4CA0-B131-EB157B221372